EXECUTION COPY

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made effective as of the 12th day of July, 2012, by and between PEOPLE’S UNITED BANK, a federal savings bank having an office at 850 Main Street, Bridgeport, Connecticut 06604 (the “Lender”), ARC NYKNGHW001, LLC, a Delaware limited liability company, ARC NYKNGHW002, LLC, a Delaware limited liability company, and ARC NYKNGHW003, LLC, a Delaware limited liability company, each having an address c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022 (collectively, the “Borrower”), and NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022 (the “Guarantor”).

RECITALS:

A.           The Borrower has made a request to the Lender for a permanent mortgage loan in the original principal amount of Twenty Million Two Hundred Thousand and 00/100 Dollars ($20,200,000.00) (the “Loan”).

B.           The Lender desires to make the Loan, and the Borrower desires to enter into the Loan, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties mutually agree, represent and warrant as follows:

ARTICLE I THE LOAN

1.1 - Type and Amount of Loan.  Subject to the satisfaction of the terms and conditions hereof and at the discretion of the Lender, and in reliance on the representations and warranties contained herein and in the other Loan Documents (as hereinafter defined), the Lender agrees to furnish the Loan to the Borrower, to be secured by, among other things, (a) a first mortgage (the “Mortgage”) encumbering the Borrower’s fee simple ownership of the real property commonly known as 1100-1114 Kings Highway, 2067-2073 Coney Island Avenue and 2091-2097 Coney Island, Brooklyn, New York and being more particularly described in Schedule A attached hereto and the buildings and other improvements now or hereafter located thereon (the “Property”). The Loan shall be used to (a) refinance existing debt on the Property, and (b) pay related closing expenses.

1.2 - Interest and Repayment of Principal of Loan.  A copy of the Amended and Restated Promissory Note evidencing the Loan (the “Note”) is attached hereto as Schedule B, and contains all the terms relative to the repayment of principal, the payment of interest and the rates at which interest shall accrue.

1.3 - Guaranty of Recourse Obligations.   The Guarantor shall unconditionally guaranty certain aspects of the Loan, and the payment and obligations of Borrower under the Interest Rate Swap Agreement (as such term is defined in the Note), on a limited recourse basis pursuant to

Loan Agreement

the terms of a limited guaranty (the “Guaranty of Recourse Obligations”), in form and substance acceptable to the Lender.

1.4 - Maturity. The entire balance of the Loan shall be due and payable on August 1, 2017 (the “Maturity Date”), if not sooner paid or accelerated.

ARTICLE II RESERVES

2.1 - Tax and Insurance Reserve Account.

(a)          On the date hereof, Lender shall establish the following account for purposes of holding the funds to be deposited by Borrower pursuant to Section 5 of the Mortgage and this Section 2.1: a “Tax and Insurance Reserve Account” (the “Tax and Insurance Reserve Account”). The Tax and Insurance Reserve Account shall be a custodial account established by Lender and shall not constitute a trust fund. At Lender’s option, funds deposited into the Tax and Insurance Reserve Account may be commingled with other money held by Lender or its servicer. Borrower acknowledges and agrees that the Tax and Insurance Reserve Account is subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, subject to the terms hereof. Borrower shall not have the right to make any withdrawals from the Tax and Insurance Reserve Account, all of such rights being reserved to, and solely exercised by, Lender pursuant to and in accordance with the terms of this Agreement and the other Loan Documents.

(b)          As set forth further in Section 5 of the Mortgage, Borrower shall deposit in escrow with Lender, together with and in addition to the monthly payments of principal and interest payable under the terms of the Note, a sum equal to one twelfth of the annual real estate taxes, insurance premiums and other charges and assessments for the Property, as set forth further in Section 5 of the Mortgage. On the date hereof, Borrower has deposited in the Tax and Insurance Reserve Account an amount sufficient to cover necessary accrued tax deposits, insurance premiums and other charges and assessments.

(c)          Notwithstanding the foregoing, the requirements set forth in this Section 2.1 for the Borrower to pay deposits for insurance premiums shall not be applicable with respect to the Property, as long as and only to the extent that the following conditions are satisfied: (i) satisfactory evidence with respect to the timely payment of the insurance premiums is furnished to Lender within the time frames otherwise required in the Mortgage or otherwise promptly upon the request of Lender; and (ii) no Event of Default has occurred and is continuing under this Agreement or any of the other Loan Documents.

2.2 - Lockbox Agreement. On or prior to the closing of the Loan, (i) Lender and Borrower shall enter into a Lockbox Service Agreement (the “Lockbox Agreement”) pursuant to which and in accordance with Lender shall rent a post office box (the “Lockbox”) for the benefit of Borrower, and (ii) the Borrower shall instruct all tenants (the “Existing Tenants”) under the Existing Leases (as hereinafter defined), as well as any and all new tenants at the Property, to send any and all rent payments to be made by the Existing Tenants to the Borrower under the Existing Leases, as well as any and all rent payments to be made by any and all such

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new tenants, directly to the Lockbox. The Borrower further acknowledges and agrees that: (a) the monthly payments of interest-only due under the Loan shall automatically be deducted from the funds in the Lockbox prior to the deposit of such funds in the Deposit Account (as such term is defined in the Lockbox Agreement); (b) if, for any reason, the amount of the funds available in or from the Lockbox is insufficient to pay the monthly installments of interest (and any other sums) then due and owing under the Loan Documents, the Borrower shall timely pay to Lender the amount of the shortfall; (c) Lender shall have the right to apply the funds in or from the Lockbox (and the Deposit Account) towards the Loan upon the occurrence of an Event of Default (as hereinafter defined), in whatever order or priority Lender shall determine; and (d) the funds in or from the Lockbox (and the Deposit Account) shall serve as additional collateral for the Loan.

2.3 - Interest on Tax and Insurance Reserve Account.  Borrower shall not be entitled to any earnings or interest, if any, on funds deposited into the Tax and Insurance Reserve Account.

2.4 - Application upon Event of Default.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, upon the occurrence of an Event of Default: (i) any amounts deposited into or remaining in the Tax and Insurance Reserve Account, the Lockbox and/or the Deposit Account shall be for the account of Lender and may be withdrawn by Lender to be applied in any manner towards the Loan as Lender may elect in Lender’s discretion, and (ii) Borrower shall have no further rights in respect of the Tax and Insurance Reserve Account, the Lockbox and/or the Deposit Account.

ARTICLE III COLLATERAL

3.1 - Collateral.  In addition to other items of collateral or security as provided elsewhere herein, or in the other Loan Documents, the Loan shall be secured by:

(a)          Mortgage.  A first and valid lien upon the Borrower’s fee simple interest in the Property, which Property is known by the street addresses of 1100-1114 Kings Highway, 2067-2073 Coney Island Avenue and 2091-2097 Coney Island Avenue, Brooklyn, New York, and Property consists of approximately 0.81 acres of land improved with three (3) retail/office buildings containing approximately 61,318 square feet of gross leasable area.

(b)          Security Agreement. A first and valid blanket lien on and security interest in and to all (i) revenues, receipts, income, accounts, accounts receivable and other receivables of Borrower including, without limitation, revenues, income receivables and accounts relating to or arising from rentals, rent equivalent income, income and profits from the Property; (ii) all general intangibles, chattel paper instruments, letters of credit and inventory and all other assets of Borrower; and (iii) all personal property and fixtures of Borrower, whether now owned or later acquired.

(c)          Rents and Leases.

(i)          A general assignment of rents and leases, in form and substance satisfactory to Lender of all leases and rents now existing or arising in the future. The

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form and content of all leases shall be acceptable to Lender and its counsel. Each and every lease or rental agreement involving any part of the Property must be subordinate to the mortgage and any and all modifications, renewals, extensions and/or replacements of said mortgage. Borrower shall not: (a) enter into any lease, sublease or other rental agreement concerning leased space in excess of 5,000 square feet; or (b) amend or modify any leases in any material manner (as long as the same shall not create a default under Section 5.1(g) of this Agreement), which shall include, but not be limited to, any decreases in the rent, changes in the term or changes that otherwise increase the landlord’s obligations thereunder or decrease the tenant’s obligations thereunder, in each of the cases under the foregoing sub-paragraphs (a) and (b) without Lender’s prior written approval of said lease or rental agreement (or amendment or modification), which approval shall not be unreasonably withheld, conditioned or delayed, and in no event shall any lease or rental agreement contain any option or rights of first refusal to purchase the Property. Borrower shall cause any tenant and/or occupant whose lease is not automatically subordinate to the Lender’s mortgage on terms and conditions acceptable to the Lender to duly execute and deliver to the Lender a subordination, ratification, non-disturbance and attornment agreement, which agreement shall be satisfactory and in form and substance to the Lender and shall provide, among other terms, that (i) tenant acknowledges the assignment of its lease or rental agreement to the Lender; (ii) upon notification from the Lender, the tenant and/or occupant shall pay, without set off or deduction, all rent and other sums due under its lease and/or rental agreement directly to the Lender or its designee regardless of whether or not said tenant or occupant receives a notice to the contrary from the Borrower; (iii) the Lender shall not be responsible for refunding any security deposits unless the Lender has actually received said deposits; (iv) that the parties will not modify, amend, cancel, surrender, or pledge or assign the lease without the Lender’s consent; and (v) that the tenant will not terminate the lease by reason of landlord’s default without at least ten (10) days’ written notice to the Lender and an opportunity to cure the default; and containing such other provisions as the Lender may reasonably require. If any lease approved by the Lender provides that the tenant under that lease is entitled to a nondisturbance agreement from the Lender the Lender agrees to issue such nondisturbance as long as such tenant is not in any way affiliated with or owned or controlled by Borrower. Lender agrees, however, not to exercise any such assignments until such time as an Event of Default exists hereunder or under the Loan Documents. Attached hereto as Schedule C is a true and accurate rent roll (the “Rent Roll”) of tenants currently occupying any portion of the Property.

(ii)         After closing, all new leases at the Property and the tenants thereunder, and any renewals or amendments to any of the Existing Leases shall be subject to the Lender’s prior written approval (all such new leases, and all such renewals or amendments, “Approved Leases,” and all such new tenants thereunder, the “Approved Tenants”); provided, however, Lender’s approval shall not be required with respect to the new leases concerning the leasing of space of less than 5,000 square feet nor with respect to the exercise of the extension of the term of any Approved Leases pursuant to and in accordance with an option to extend as set forth in any such Approved Leases.

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(iii)        Lender is authorized to notify lessees of the existence of such assignments. Lender agrees, however, not to exercise any such assignments until such time as a default or event of default exists under the Loan documents beyond any applicable cure periods under the documents evidencing and securing the Loan.

(iv)         If the Lender should so require, the written lease subordination, ratification and attornment agreements described hereinabove shall be recorded in the appropriate land records.

(d)          Interest Rate Swap. Borrower shall at all times (at Borrower’s sole cost and expense) maintain in effect until the Loan is fully satisfied the Interest Rate Swap Agreement (as such term is defined in the Note) with an Acceptable Counterparty (as such term is defined below in Section 8.22 hereof), and otherwise in accordance with the terms and conditions outlined in Section 8.22 hereof. Borrower hereby assigns to Lender all of its rights and benefits (but none of its obligations or liabilities, if any) in, to and under the Interest Rate Swap Agreement and upon Lender’s request shall execute and deliver any additional documents required by Lender to further effectuate such assignment. Borrower shall not assign its interest under the Interest Rate Swap Agreement to any party other than Lender. Borrower shall use the sums payable to Borrower under the Interest Rate Swap Agreement solely for Borrower’s liabilities and obligations first, with respect to this Agreement and the other Loan Documents and second, other expenses directly attributable to the operation of the Property and none of such sums payable to Borrower under the Interest Rate Swap Agreement shall be diverted by Borrower and/or utilized for any other purpose unless all such current liabilities and obligations to Lender and current expenses attributable to the operation of the Property have been fully paid and satisfied. The Interest Rate Swap Agreement and the Loan Documents are cross-defaulted and cross-collateralized. The failure of Borrower to comply with this paragraph shall constitute a misappropriation of funds.

(e)          Additional Security.  In addition, the Loan shall be secured by such additional collateral documents relating to the Property and the improvements thereon as the Lender may require.

(f)          Loan Documents. All of the foregoing, and all other documents executed by Borrower or Guarantor in connection with the Loan being collectively referred to as the “Loan Documents”.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and make the Loan provided for herein, the Borrower and Guarantor (where applicable) hereby represent and warrant as of the date hereof and further represent and warrant throughout the term of this Agreement as follows:

4.1 - Organization.  The Borrower is a limited liability company, and the Guarantor is a limited partnership, each duly organized, validly existing and in good standing under the laws of the state of its organization, has the power and authority to own its own properties and assets and

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to carry on its business as now being conducted and is qualified to do business in every jurisdiction wherein such qualification is necessary.

4.2 - Authority.  Each of the Borrower and the Guarantor, as the case may be, has the power and authority to execute, deliver and perform this Agreement (and all of the other Loan Documents to which it is a party, including, but not limited to the Note, the Mortgage and the Interest Rate Swap Agreement) and to borrow hereunder, and to execute and deliver all documents and instruments required to be furnished by the Borrower or the Guarantor, as the case may be, hereunder, and the execution, delivery and performance of this Agreement, and all documents and instruments as may be required and any borrowings hereunder have been duly authorized by all requisite action.

4.3 - Binding Effect.  Borrower is not obligated under any contract or agreement or subject to any charter or other restriction which materially and adversely affects its respective business, properties, assets, or financial condition. The execution, delivery and performance of this Agreement, and all such other agreements and documents and instruments as may be required hereunder and any covenant or condition contained herein or therein will not violate any provision of law, any order of any court or any rule, regulation or order of any governmental agency, the Operating Agreement of the Borrower, any agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties or assets are bound; and will not conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or constitute grounds for the acceleration of any performance or compliance obligation of the Borrower under any such indenture, agreement or instrument. When so executed and delivered, this Agreement, and all such other agreements and documents described herein will constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms.

4.4 - Absence of Adverse Change: Financial Statements.  There has been no material adverse change in the Borrower’s or the Guarantor’s financial condition or operations since the date of the most recent financial statements of the Borrower and the Guarantor which have been delivered to the Lender (the “Financial Statements”). The Financial Statements are correct and complete and accurately present the financial condition and operations of the Borrower and the Guarantor as of the date thereof, and for the period then ended, and to the Borrower’s and the Guarantor’s best knowledge, were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior fiscal years.

4.5 - Absence of Liens.  All of the properties and assets of the Borrower and Guarantor are free and clear of mortgages, pledges, liens, charges and other encumbrances except such as are described in the Financial Statements and the Borrower and Guarantor have good and marketable title to their respective assets and properties.

4.6 - Litigation.  There is no litigation or administrative investigation or proceeding pending or, to the Borrower’s and the Guarantor’s best knowledge, threatened against the Borrower or the Guarantor, whether or not covered by insurance, and neither Borrower nor

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Guarantor is in default with respect to any outstanding judgment, writ, order or decree issued by any court or governmental agency.

4.7 - Absence of Default.

(a)          The Borrower and Guarantor are not now in default in any material respect in the performance of or compliance with any covenant or condition of any material agreement or obligation to which the Borrower and/or Guarantor are a party or by which any of them is bound.

(b)          The Existing Leases are in full force and effect, with no defaults existing thereunder.

4.8 - Taxes.  The Borrower and Guarantor have filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed, and have paid or caused to be paid all taxes as shown on such returns or on any assessment received by the Borrower or Guarantor to the extent that such taxes have become due, and the Borrower and Guarantor have no knowledge of any material liability (or basis therefor) for any tax to be imposed on the Borrower or Guarantor or any of their respective assets or properties for which adequate provision has not been made in the Financial Statements.

4.9 - ERISA Compliance.  The Borrower and the Guarantor are in compliance with the applicable provisions of ERISA. Neither the Borrower, the Guarantor nor any subsidiary of either of them has incurred any unremedied accumulated funding deficiency within the meaning of ERISA or any unsatisfied liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee pension plan established or maintained by the Borrower under the jurisdiction of ERISA. No Reportable Event or Prohibited Transaction (as defined in Section 4043 of ERISA) has occurred with respect to any plan administered by the Borrower, Guarantor or any subsidiary of either of them, or to the knowledge of the Borrower or any subsidiary, any other plan under the jurisdiction of ERISA.

4.10 - Contracts, Permits and Approvals.  To Borrower’s knowledge, all required permits, contracts and approvals required in connection with the current use and occupancy of the Property by all municipal, state and federal ordinances, regulations, laws and authorities have been acquired and are in full force and effect and are not in violation as of the date hereof.

4.11 - Absence of Material Liabilities.  There are no material liabilities, obligations or indebtedness of, the Borrower or the Guarantor which were not adequately disclosed or reflected fully in the Financial Statements. Since the date of the most recent Financial Statements, neither Borrower nor the Guarantor has incurred, assumed or had asserted against any of them any material liabilities, obligations or claims of any nature other than:

(a)          Liabilities, obligations or claims adequately disclosed in the Financial Statements;

(b)          Indebtedness incurred and contractual obligations assumed under purchase orders and sales orders arising in the ordinary course of business;

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(c)          Standard product warranties; and

(d)          Obligations arising under this Agreement, or all other agreements, instruments or documents required hereunder.

4.12 - Indebtedness and Leases.  All existing indebtedness of the Borrower and the Guarantor, other than obligations to the Lender (i) for money borrowed under any credit agreement, loan agreement, promissory note, mortgage or similar agreement or (ii) under any guaranty, are described in the Financial Statements. The Financial Statements also contain a list and description of all leases and similar agreements or arrangements (including commitments classified as capital leases under generally accepted accounting principles) under which the Borrower or Guarantor is an obligor, if any. Except as described in the Financial Statements, neither the Borrower nor the Guarantor is an obligor under any material lease or contract of any kind. All parties (including the Borrower) to each such material lease or contract have complied with the provisions of such lease, contract or other commitment; no party is in default under any term or provision thereof, and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default.

4.13 - Other Material Agreements.  Neither the Borrower nor the Guarantor are a party to, nor are they bound by, any contract, agreement or instrument, or subject to any restrictions, materially affecting their ability (financial or otherwise) to perform any of their respective obligations under this Agreement, or any other agreement or instrument required hereunder.

4.14 - Compliance with Laws.  The Borrower and Guarantor have complied with all applicable Laws with respect to (i) use and occupancy of the Property; (ii) the conduct of its business; and (iii) the use, maintenance and operation of the real and personal properties owned or leased by the Borrower and Guarantor in the conduct of their respective businesses.

4.15 - No Finder’s Fee.  Borrower represents that the only broker involved in the Loan on behalf of Borrower is Meridian Capital and Borrower agrees to pay any and all commission due to such broker. No brokerage commission or compensation (whether to Meridian Capital or anyone else) is to be paid by the Lender in connection with the Loan. The Borrower has not authorized nor employed any other person to act as agent, broker, dealer or otherwise in connection with the securing of the Lender’s agreement to make the Loan, and no finder’s fees or other such sums are due in connection with the making of the Loan. Borrower hereby agrees to indemnify the Lender against any claim for a brokerage commission or compensation due Meridian Capital or any other broker claiming through Borrower.

4.16 - Bankruptcy.  As of the date hereof, no proceeding in bankruptcy, or for reorganization of the Borrower or the Guarantor, or the readjustment of any of their respective debts under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors has been commenced by the Borrower or the Guarantor or has been commenced against the Borrower or the Guarantor. As of the date hereof, no receiver or trustee has been appointed for the Borrower or the Guarantor, or for any substantial part of the assets of the Borrower or the Guarantor, and no proceeding has been instituted for the dissolution or the full or partial liquidation of the Borrower or the Guarantor.

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4.17 - Accuracy of Disclosure.  No schedule attached to this Agreement or written information supplied by or representation or warranty made by the Borrower or the Guarantor in this Agreement, and no statement or document given or to be given to the Lender pursuant hereto or with respect to the transactions contemplated herein, contains or will contain any untrue statement of material fact, or omits to state or will omit to state any material fact necessary to make the statements therein not misleading.

4.18 - Property Leases.  Attached hereto as Schedule C is the Rent Roll which is hereby certified as true and accurate by the Borrower. The Borrower further represents and warrants that all leases shown on Schedule C (the “Existing Leases”) are in full force and effect, without modification or, to Borrower’s knowledge, default by either landlord or tenant, and that, to Borrower’s knowledge, no such tenant has any claim or offset it could assert against payment of rent and no rental amounts have been prepaid by more than one month.

4.19 - Survival of Representations.  All representations made in connection herewith shall be deemed to be relied upon by the Lender, notwithstanding any investigation hereinbefore or hereinafter made and shall survive as long as any amounts are owed hereunder. Upon full payment of all obligations of the Borrower to the Lender and the termination of the Loan, whether arising under this Agreement or any other agreement with the Lender, the representations and warranties and covenants and other continuing agreements of the Borrower and the Guarantor shall terminate and be of no force and effect. By making a request to the Lender for a loan or advance hereunder, the Borrower shall be deemed to warrant that all of the representations and warranties contained in this Agreement are true and correct as of the date of such request.

ARTICLE V COVENANTS AND CONTINUING AGREEMENTS

5.1 - Affirmative Covenants.  The Borrower hereby covenants and agrees that from the date hereof and until payment in full of the principal of and the interest on the Loan and the termination of this Agreement, unless the Lender shall otherwise consent in writing, the Borrower will perform and observe the following covenants and agreements:

  (a)          Punctual Payment. Pay the principal of and interest on the Loan at the place and in the manner stated in the Note.

  (b)          Payment of Taxes, etc. Pay all taxes, assessments, governmental charges or levies imposed upon the Borrower or upon its income or profits or upon the Property prior to the date on which interest or penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon the Property.

  (c)          Notice of Default. Notify the Lender in writing as soon as possible and in any event within five (5) business days after obtaining knowledge of the occurrence of an Event of Default as defined in this Agreement by providing the Lender with statement of the Borrower setting forth the details of such Event of Default.

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  (d)          Change of Ownership. Immediately notify the Lender of any change of ownership of the Borrower and any change of ownership affecting the control of the Borrower.

  (e)          Inspection by Lender. Subject to the rights of the Approved Tenants under their respective Approved Leases, and upon not less than thirty-six (36) hours’ notice, the Borrower shall allow any representative of the Lender to visit and inspect the Property, to examine the books of account and other records and files of the Borrower, to make copies thereof and to discuss the affairs, business, finances and accounts of the Borrower with its officers and employees, all at reasonable times during Borrower’s regular business hours, but no more frequently, provided an Event of Default has not occurred, than once per calendar year (and as often as the Lender may request after the occurrence of an Event of Default). From time to time, Borrower shall permit the Lender to obtain additional appraisals of all or any portion of the Property, and if an appraisal is commissioned following an Event of Default, then Borrower shall pay to the Lender within ten (10) business days of demand all costs of such appraisal. Appraisals shall be the property of the Lender and the Lender will have no obligation to disclose the content of any appraisals to any person or entity, including Borrower or Guarantor.

  (f)          Financial Statements. Annually, the Borrower shall furnish to the Lender or cause to be furnished (i) within (15) days of filing, the Borrower’s and Guarantor’s consolidated 10-K (and, if not publicly available, signed copies of the Borrower’s and Guarantor’s federal, state, and local tax returns, together with all supporting schedules), and (ii) within forty-five (45) days of the end of each calendar year, the current rent roll for the Property and the current operating statements for the Borrower and the Guarantor, each prepared and certified by the Borrower as true, accurate and compete in all material respects, and all in such detail as the Lender may reasonably require, and (iii) such other financial information in such detail as Lender may reasonably require within ten (10) days of Lender’s request for same.

  (g)          Debt Service Coverage Ratio; Loan to Value Ratio. At all times during the term of the Loan, (i) the Debt Service Coverage Ratio (as hereinafter defined) shall not be less than 1.30:1; and (ii) the outstanding principal balance of the Loan shall not exceed fifty-five per cent (55%) of the then current appraised value of the Property. If at any time during the term of the Loan, the principal balance of the Loan shall exceed fifty-five per cent (55%) of the then current appraised value of the Property, the Borrower shall, at its option, (x) reduce the principal balance of the Loan by the amount of such excess, or (y) deliver to the Lender additional collateral in an amount equal to such excess, which additional collateral shall be satisfactory in all respects to the Lender. The Borrower shall execute such documentation as the Lender shall require in connection with the delivery of such additional collateral and pay the reasonable fees and expenses of the Lender’s counsel in connection therewith. As used herein, the term “Debt Service Coverage Ratio” shall mean the ratio of Net Operating Income (as hereinafter defined) from the Property to Debt Service (as hereinafter defined) on the Loan, as determined by the Lender in its sole and absolute discretion. As used herein, the term “Net Operating Income” shall mean rental income from the Property, less reasonable and customary operating expenses. As used herein, the term “Debt Service” shall mean payments of principal and interest at the interest rate hereunder based upon a 25-year amortization schedule.

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  (h)          Security Deposits. All security deposits currently held by or hereafter received by the Borrower in connection with any lease (or other rental or occupancy agreement) of all or any portion of the Property are to be maintained by the Borrower with the Lender.

  (i)          Operating Account. The operating account for the Property (the “Operating Account”), and any security deposit account for the Property, will be maintained by the Borrower with the Lender.

  (j)          Reserves. Borrower shall comply with all of the applicable terms and conditions of Article 2 of this Agreement.

  (k)          Lockbox Agreement. Borrower shall comply with all of the terms and conditions of Section 2.2 of this Agreement.

  (l)          Certificates of Occupancy. The Borrower shall: (a) close out, within thirty (30) of the date of this Agreement, an open fire alarm permit relating to the Annie Sez Space (as hereinafter defined); (b) maintain in full force and effect, at all times prior to the obtaining of permanent certificates of occupancy, the temporary certificates of occupancy in place for the portions of the Property identified by street address of 1100-1114 Kings Highway, Brooklyn, New York and 2067-2073 Coney Island Avenue, Brooklyn, New York; and (c) obtain, within six (6) months of the date of this Agreement, permanent certificates of occupancy, acceptable to Lender, for the entire Property, including, but not limited to, for the portions of the Property identified by street address of 1100-1114 Kings Highway, Brooklyn, New York, 2067-2073 Coney Island Avenue, Brooklyn, New York and 2091-2097 Coney Island Avenue, Brooklyn, New York. For purposes hereof, the term “Annie Sez Space” shall mean the portion of the Property demised under that certain Lease Agreement, dated August 30, 1995, between Gilbert Helman d/b/a A.R.C. Building Company of 16 Court Street, as landlord (and predecessor-in-interest to Borrower), and BIG M, Inc., as tenant, as amended.

5.2 - Negative Covenants.  The Borrower covenants that from the date hereof until payment in full of the principal of and interest on the Loan and the termination of this Agreement, unless the Lender shall otherwise consent in writing, the Borrower shall not directly or indirectly:

  (a)          Liens. Incur, create, assume or permit to exist any mortgage, lien, pledge, security interest or other encumbrance upon or in respect of the Property, whether now owned or hereafter acquired, other than mortgages, liens, pledges, security interests and encumbrances in favor of the Lender.

  (b)          Transfer of Property. Sell, transfer or convey any interest in the Property except as permitted in Section 10 of the Mortgage.

  (c)          Change in Control. Sell, transfer ownership or otherwise change the majority ownership interests, or change the management or control of the Borrower except as permitted in the Mortgage or in this Agreement.

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5.3 - Survival.  All covenants and continuing agreements contained in this Article 5 shall survive as long as any amounts are due and owing under the Note, the Mortgage or any Loan Document.

ARTICLE VI ENVIRONMENTAL PROVISIONS

6.1 - Notification of the Lender.  The Borrower shall promptly notify the Lender in writing of the occurrence of any of the following:

  (a)          any release, discharge, spillage, emanation, uncontrolled loss or seepage of any Hazardous Substance on or from any real property owned or operated by the Borrower;

  (b)          any order, notice of violation or other action by the New York Department of Environmental Conservation (the “DEC”), the United States Environmental Protection Agency (the “EPA”) or any similar entity pertaining to any alleged violation of any Environmental Law (as that term is defined in Section 6.4 hereof) by the Borrower or any alleged violation of any Environmental Law occurring on any real property owned or operated by the Borrower; or

  (c)          any action by any party seeking to enforce any Environmental Law or seeking damages or other relief based on the Borrower’s alleged violation of any Environmental Law or any pollution or contamination caused by the Borrower or located on or emanating from any real property owned or operated by the Borrower.

The Borrower shall provide the Lender with copies of all written notices, orders, summonses, correspondence and other similar items delivered to or served upon the Borrower pertaining to any of the foregoing. Upon request, the Borrower shall furnish to the Lender or its designee, copies of all correspondence from the DEC, the EPA or any similar entity to the Borrower (other than routine mass informational mailings) and, shall direct such entity to send copies of all such correspondence directly to the Lender. Upon request, the Borrower shall furnish to the Lender copies of all correspondence from the Borrower to the DEC, the EPA, or any similar entity, copies of all periodic reports required by any Environmental Law or any Permit (as that term is defined in Section 6.4 hereof) and copies of all records, forms and documents which the Borrower is required to produce or maintain pursuant to any Environmental Law or any Permit.

6.2 - Remediation of Contamination.  In the event that any real estate owned or operated by the Borrower is presently or in the future contaminated by Hazardous Substances or there occurs or has occurred any release, leakage, spillage, emanation, uncontrolled loss, or seepage of any Hazardous Substance on any real property owned or operated by the Borrower for which the State of New York or the United States of America requires remediation, the Borrower, at its sole cost and expense, shall immediately take all actions required by the State or the federal government to mitigate the effects thereof.

6.3 - Indemnification.  The Borrower and the Guarantor agree to indemnify the Lender against, to hold the Lender harmless from, and to reimburse the Lender for, any losses, claims,

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demands, damages, fines, penalties, liabilities (joint or several), costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel for the Lender, consultant fees and expenses of investigation and laboratory costs) to which the Lender may be subjected, or which the Lender may pay, incur or sustain, in consequence of:

(a)          any presence, discharge, spillage, emanation, uncontrolled loss, seepage or filtration of any Hazardous Substance upon the Property in violation of any Environmental Law,

(b)          the violation of any law, statute, ordinance, regulation or similar standard related to environmental protection, pollution control, hazardous waste or other waste by the Borrower or occurring upon the Property, which violation has a material adverse effect on the financial condition of the Borrower or upon the Property, or

(c)          any personal injury (including wrongful death) or damage to property (whether real or personal) caused, directly or indirectly, by an occurrence described in (a) or (b) above, provided, however, that the foregoing indemnity shall not apply to any claims which result from Lender’s gross negligence or willful misconduct.

The provisions of this paragraph shall be in addition to any other obligations of the Borrower and/or Guarantor to the Lender whether arising by contract, at law, in equity or by statute. The provisions of this paragraph shall survive payment of the Loan, foreclosure or release of any mortgages or security interests securing the Loan and termination of this Agreement.

Notwithstanding anything to the contrary contained in this Section 6.3, Borrower shall have no obligations under this Section 6.3: (i) for conditions caused by the Lender or the successors or assigns of the Lender following acquisition of title by the Lender Party or its successors or assigns; or (ii) after all of the following conditions have been satisfied: (a) there has been no change in any Environmental Law prior to the date on which the Loan is paid in full the effect of which would be to make a lender/mortgagee liable with respect to any condition or matter for which the Lender is entitled to be indemnified notwithstanding the fact that the Indebtedness was repaid in full; (b) Lender shall have received, at Borrower’s sole cost and expense, an up-dated environmental inspection report for the Property in scope satisfactory to Lender, and prepared by an independent consulting firm/environmental engineer acceptable to Lender, dated no more than thirty (30) days prior to the date the same is delivered to Lender, showing that there exists no condition or matter with respect to the Property for which the Lender is entitled to be indemnified; and (c) two (2) years have elapsed since the date on which the Loan was repaid in full.

6.4 - Operations of the Borrower.  Subject to the rights of the Approved Tenants under their respective Approved Leases, there shall be no material change in the operations or activities conducted on the Property without the Lender’s express prior written consent. The Borrower shall not use or store, and shall not permit any other party to use or store on the Property any hazardous wastes, except for deminimus amounts of hazardous chemical substances and mixtures used in the ordinary course of business and otherwise in compliance with Environmental Laws (as defined below), The Borrower shall not, and shall not permit any other

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party to, use or maintain the Property in a manner or conduct any operations or cause any occurrence thereon which would constitute a violation of any applicable laws, statutes, ordinances, regulations or similar standards, including, but not limited to, those relating to environmental protection, pollution control, hazardous wastes and other wastes (collectively referred to as “Environmental Laws”). The Borrower shall not permit any use of the Property or any event or occurrence thereon which could lead to the imposition of a lien or encumbrance against the Property pursuant any Environmental Laws. If the activities conducted by the Borrower or by any other party on the Property require any permit, license or similar grant of governmental permission or approval (collectively referred to as “Permits”) pursuant to any Environmental Law, the Borrower shall apply for such Permit, or shall cause such Permit to be applied for in a timely fashion. The Borrower shall take or cause to be taken all necessary actions to cause the timely renewal of all applicable Permits. All operations and activities conducted by the Borrower on the Property and all conditions on the Property shall be in accordance with, shall not exceed any limits or restrictions contained in, and shall not be violative of, any applicable Permit. “Hazardous Wastes” shall be defined as set forth in The Resource Conservation and Recovery Act as amended (42 U.S.C. §6901, et seq.) “Hazardous Substances” shall be defined as any substance which poses a present or potential hazard to human health or the environment when improperly disposed of, treated, stored or managed and shall include, but not be limited to, those substances classified as “hazardous substances”, “hazardous materials”, “hazardous wastes” and “hazardous chemical substances and mixtures” under the Environmental Laws.

ARTICLE VII DEFAULT

7.1 - Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder and under each Note and Mortgage:

 (a)          Failure to Pay. The Borrower shall fail to pay when due any installment of principal and/or interest due under the Note, or pay any other amount within five (5) days of when due to the Lender under this Agreement or any document, agreement or instrument delivered pursuant to this Agreement or otherwise, or as a condition of making advances hereunder, or any other instrument evidencing indebtedness due to the Lender by the Borrower, and such failure shall continue beyond any applicable grace or cure period.

 (b)          Failure to Perform. The Borrower shall fail to observe or perform any other term, covenant or agreement to be observed or performed by it under this Agreement, any other agreements or instruments or documents required hereunder if Borrower has not cured the same within thirty (30) days following notice from Lender to the Borrower, provided, however, that said notice and cure period shall not apply to any other failure which constitutes an Event of Default under any other sub-section of this Section 7.1.

 (c)          Default in Other Instrument. An Event of Default shall occur under the terms of the Note, the Mortgage, the Guaranty of Recourse Obligations, the Interest Rate Swap Agreement and/or any other Loan Document.

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 (d)          Failure by Other Party. The Guarantor shall fail to observe or perform any term, covenant or agreement contained the Guaranty of Recourse Obligations or to be observed or performed by the Guarantor in accordance with the terms of this Agreement.

 (e)          False or Misleading Financial Statement or Other Statement. The Financial Statements or any other written statement, information, representation, warranty or certificate made or furnished by or on behalf of the Borrower, or any Guarantor in connection with this Agreement or as an inducement to the Lender to enter into this Agreement, shall prove to have been materially false or misleading when made.

 (f)          Voluntary Insolvency. The Borrower or Guarantor of the Loan shall become insolvent or admit its inability to pay its debts as they mature or shall make an assignment for the benefit of its or any of its creditors.

 (g)          Bankruptcy. A proceeding in bankruptcy or for reorganization of the Borrower or Guarantor or the readjustment of any of their respective debts under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors now or hereafter existing, shall be commenced by the Borrower or Guarantor or shall be commenced against the Borrower or Guarantor; provided that if such an action is instituted against the Borrower, it shall not be an Event of Default if such action is discharged within ninety (90) days after the commencement thereof.

 (h)          Receiver. A receiver or trustee shall be appointed for the Borrower or Guarantor or for any substantial part of its respective assets, or any proceeding shall be instituted for the dissolution or the full or partial liquidation of the Borrower or Guarantor, and such receiver or trustee shall not be discharged within thirty (30) days of his appointment, or such proceeding shall not be discharged within thirty (30) days of its commencement; provided that the thirty (30) day period provided herein shall not apply to appointments or actions instituted by the Borrower or Guarantor.

 (i)          Validity. The validity or enforceability of this Agreement, or any note, mortgage, guaranty or other agreement, document or instrument contemplated hereunder shall be contested by the Borrower, any subsidiary thereof, any Guarantor or affiliate, or any of such entities or individuals shall deny any further liability or obligation hereunder or thereunder or the Lender determines there is a commercially reasonable basis for such a contention.

 (j)          Change in Business. The Borrower shall discontinue business or materially change the nature of its business.

 (k)          Adverse Change. The occurrence of a material adverse change in the condition, financial or otherwise, of the Borrower or Guarantor.

 (l)          Environmental. The occurrence of any of the events described in Section 6.1(a), (b) or (c) hereof if the Borrower has not cured the same within thirty (30) days following notice of such default by Lender to the Borrower, or within the time periods allowed by regulation, or by the appropriate regulating authorities, whichever period is longer.

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 (m)          Transfer of Property. Except as permitted in Section 10 of the Mortgage, a sale, conveyance or transfer, whether voluntary, by operation of law or otherwise, of all or any portion of, or interest in, the Property, or the placing of any mortgage, lien or other encumbrance on the Property, or any change by addition, substitution, withdrawal or otherwise of any member of Borrower and/or Guarantor, or any sale, transfer of ownership or other change in the beneficial ownership interests in Borrower and/or Guarantor, without prior written consent of the Lender in each case, or the consolidation, merger, dissolution, liquidation, insolvency or bankruptcy of the Borrower and/or the Guarantor.

 (n)          Secondary Financing; Additional Debt/Subordination. The breach of any of the terms, covenants and restrictions contained in Section 8.23 of this Agreement.

7.2 - Acceleration.  Immediately and without notice to the Borrower upon the occurrence of an Event of Default specified in Section 7.1 above, all obligations of the Borrower to the Lender, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind, and any and all promissory notes of the Borrower to the Lender shall become due and payable, both as to principal and interest, without presentment, demand or other notice, all of which are expressly waived by the Borrower.

7.3 - Payments After Acceleration.  The Lender shall have the right to accept any payments made with respect to the Loan following acceleration thereof, regardless of whether the Borrower have received notice of such acceleration. Such payment shall not cure any Event of Default, unless and until all obligations of the Borrower to the Lender are paid in full. The Lender’s acceptance of such payment shall not constitute a waiver of any right of the Lender nor shall acceptance of such payment constitute an agreement by the Lender to forbear from seeking collection of the Loan.

ARTICLE VIII GENERAL PROVISIONS

8.1 - Amendments, Etc.  No amendment, modification, termination, or waiver of any provision of this Agreement or any agreement, instrument or other document contemplated hereby, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or Guarantor in any case shall entitle the Borrower or Guarantor to any other or further notice or demand in similar or other circumstances.

8.2 - Survival of Covenants.  All covenants, agreements, representations and warranties made in this Agreement and in any certificates delivered pursuant to this Agreement shall survive until all obligations of the Borrower to the Lender are paid in full.

8.3 - Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

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8.4 - Waivers.  THE BORROWER AND GUARANTOR EACH ACKNOWLEDGE THAT THE TRANSACTIONS TO WHICH THIS AGREEMENT RELATE ARE COMMERCIAL TRANSACTIONS. THE BORROWER AND GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER ANY NEW YORK STATUTES, AS AMENDED AND IN EFFECT ON THE DATE HEREOF, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY OR OTHER RIGHT OR REMEDY THAT THE LENDER MAY ELECT TO USE OR OF WHICH IT MAY AVAIL ITSELF. THE BORROWER AND GUARANTOR FURTHER WAIVE, TO THE GREATEST EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISEMENT, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS. THE BORROWER AND GUARANTOR FURTHER WAIVE ANY REQUIREMENT THAT LENDER OBTAIN A BOND OR OTHER SIMILAR DEVICE IN CONNECTION WITH THE EXERCISE OF ANY REMEDY OR THE ENFORCEMENT OF ANY RIGHT HEREUNDER

8.5 - Severability.  In case any one or more of the provisions contained in this Agreement, or any of the documents or agreements contemplated hereby, should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.6 - Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

8.7 - Captions.  The articles and section captions are inserted herein only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any such article or section, nor in any way affect this Agreement.

8.8 - Prior Agreements Superseded.  This Agreement, together with all agreements and documents concurrently executed, constitutes the entire understanding and agreement between the parties hereto and thereto pertaining to the subject matter hereof and thereof and completely and fully supersedes all prior and contemporaneous understandings or agreements, both written and oral, between the Lender and the Borrower relating to the subject matter hereof, excluding, however, the Commitment Letter (the “Commitment Letter”), dated June 18, 2012, executed by Borrower and Lender in anticipation of the execution of this Agreement which shall survive to the extent that it is not inconsistent with this Agreement, the Mortgage, the Note or any other Loan Document. Notwithstanding any provision herein or in the other Loan Documents to the contrary, in the event of any conflict or inconsistency between the provisions of this Agreement (and the other Loan Documents) and the Commitment Letter, the provisions of this Agreement (and the other Loan Documents) shall control.

8.9 - Recovery of Payments.  In the event that all or any part of any payments made to the Lender shall be rescinded, avoided or recovered from the Lender for any reason whatsoever, including, but not limited to, proceedings in connection with the insolvency or bankruptcy of the Borrower or the paying party, the amount of such rescinded, avoided or recovered payment shall

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be added to the obligations of the Borrower to the Lender and all representations, warranties and covenants of the Borrower shall remain in full force and effect and the Borrower shall remain liable to the Lender for the amount of such rescinded, avoided or recovered payments in accordance with this Agreement.

8.10 - No Commitment to Extend or Refinance.  The Borrower acknowledges that it is Borrower’s responsibility to pay the Loan as required hereunder. The Lender is under no obligation to extend the maturity date of or refinance the Loan or to provide additional financing to the Borrower except as otherwise expressly set forth herein. The Borrower acknowledges that, except as expressly set forth in this Agreement, as of the date hereof, the Lender has not made any commitment or representations pertaining to the further extension or refinancing of the Loan or the provision of additional financing to the Borrower. The Borrower further acknowledges that no oral representations or commitments by the Lender or any officer or employee thereof pertaining to the further extension or refinancing of the Loan or the provision of additional financing shall be binding upon the Lender.

8.11 - Expenses.  Borrower agrees to pay all expenses, fees and charges with respect to the Loan transaction or in any way connected therewith, including, without limiting the foregoing, reasonable legal fees of counsel for the Borrower, reasonable legal fees of counsel for the Lender, architect’s and engineer’s fees, survey costs, brokerage commission, title costs, title insurance premiums, costs of recording, documentary stamps, taxes, surveys, appraisal fees, and such other customary and reasonable expenses (whether incurred prior to or after the date of closing) as are incurred in connection with the closing of the Loan transaction, or such similar expenses as may be incurred in connection with the submission of any instruments and documents after the date of closing, or the modification of the Mortgage and other instruments and documents as may occur or be required after the date of closing.

8.12 - Jurisdiction and Venue.  Any action or proceeding to enforce or defend any rights under this Agreement or under any agreement, instrument or other document contemplated hereby or related hereto; directly or indirectly related to or connected with the Loan or the negotiation, administration or enforcement thereof; or arising from the debtor/creditor relationship of the Borrower, Guarantor and the Lender may be brought either in the Supreme Court of New York or the United States District Court for the Southern District of New York. The parties hereto agree that any proceeding instituted in any of such courts shall be of proper venue, and waive any right to challenge the venue of such courts or to seek the transfer or relocation of any such proceeding for any reasons. The parties hereto further agree that any such courts shall have personal jurisdiction over the parties. Any judgment or decree obtained in any such action or proceeding may be filed or enforced in any other appropriate court.

8.13 - Mutual Agreement.  Each and every provision of this Agreement has been mutually negotiated, prepared and drafted. Each party hereto has been represented by legal counsel or has had the opportunity to be represented by legal counsel. In connection with the construction or interpretation of any provision hereof or deletions therefrom, no consideration shall be given to the issue of which party actually prepared, drafted, requested or negotiated any provision or deletion. This Agreement shall not be construed more severely against any one party hereto than against any other party hereto.

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8.14 - Relationship of the Parties.  Nothing contained in this Agreement or in the transactions contemplated hereby shall be deemed or construed to create the relationship of partner or joint venturer as between the Lender and the Borrower, it being agreed and understood that the only relationship between the parties is that of lender and borrower. Borrower agrees to indemnify Lender and hold Lender harmless from any damages and expenses resulting from any construction of the relationship between the parties as a partnership or joint venture.

8.15 - Right to Charge Account.  The Lender, at its option, may effect the payment of any amount due hereunder by charging any of the Borrower’s accounts with the Lender. This right does not affect the Borrower’s obligation hereunder to make timely payments or require the Lender to exercise such option.

8.16 - Waiver of Jury Trial.  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE LOAN PROVIDED FOR HEREIN, OR ANY CONDUCT RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF SUCH LOAN OR ARISING FROM THE DEBTOR/CREDITOR RELATIONSHIP OF THE PARTIES HERETO. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER MAY DEPRIVE IT OF AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS KNOWINGLY BEEN AGREED TO BY THE BORROWER.

8.17 - Notices.  Any notice or demand which is made hereunder shall be delivered by personal service or by registered or certified mail, return receipt requested, at the address herein set forth or at such other address which either party may give the other notice of in writing in the manner provided in this section and such delivery shall be deemed upon receipt or refusal to accept. Notice to the Lender hereunder shall be directed to the attention, of the Commercial Mortgage Department.

8.18 - Patriot Act Compliance.  Borrower will use good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction of the Borrower and the Property, including those relating to money laundering and terrorism. The Lender shall have the right to audit the Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction of the Borrower and the Property, including those relating to money laundering and terrorism. In the event that the Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then the Lender may, at its option, cause the Borrower to comply therewith and any and all reasonable costs and expenses incurred by the Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

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Neither the Borrower nor any partner, member, manager or officer in the Borrower or member of such partner nor any owner of a direct or, to Borrower’s knowledge, indirect interest in the Borrower nor the Guarantor (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is not currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Lender Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists”.

8.19 - Usury Savings Clause. It is the intent of Lender and Borrower to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under any of the Loan Documents, then it is Borrower’s and Lender’s express intention that such excess amount be immediately credited on the principal balance of the Note (or, if the Note has been fully paid, refunded by Lender to Borrower, and Borrower shall accept such refund), and the provisions hereof and thereof be immediately deemed to be reformed and the amounts thereafter collectible hereunder reduced to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. Any such crediting or refund shall not cure or waive any default by Borrower under any of the Loan Documents. If at any time following any such reduction in the interest rate payable by Borrower, there remains unpaid any principal amounts under the Note and the maximum interest rate permitted by law is increased or eliminated, then the interest rate payable hereunder shall be readjusted, to the extent permitted by applicable law, so that the total dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by Borrower without giving effect to the reduction in interest resulting from compliance with the applicable usury laws theretofore in effect. Borrower agrees, however, that in determining whether or not any interest payable under any of the Loan Documents is usurious, any non-principal payment (except

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payments specifically stated in the Note or in any other Loan Documents to be interest), including, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

8.20 - Assignment, Syndication and Participation.  The Lender reserves the right to assign all or any portion of the Loan to other lenders (with a corresponding reduction in Lender’s share of the Loan) or to participate out all or any portion of the Loan. The Borrower and Guarantor grants to the Lender the right to distribute to potential investors, assignees and participants, without further notice to the Borrower or Guarantor, and at the Lender’s sole discretion, any information relative to the Borrower, including, but not limited to, preliminary budgets, pro forma statements and financial statements. The rights conferred upon the Lender by this Agreement shall be automatically extended to and vested in any assignee or transferee of the Lender upon the Borrower’s receipt of notice of such assignment or transfer; provided, however, that no such assignment or transfer shall enlarge or modify the obligations of the Borrower or Guarantor hereunder.

8.21 - Commitment Fee. On or prior to the date hereof, Borrower has paid to Lender a non-refundable commitment fee in the amount of One Hundred One Thousand and 00/100 Dollars ($101,000.00).

8.22 – Interest Rate Protection.

  (a)          Borrower shall at all times for so long as the Loan remains outstanding, maintain the Interest Rate Swap Agreement and pay the premium thereof in full with an Acceptable Counterparty, which shall be for the entire term of the Loan, all upon terms and subject to such conditions as shall be acceptable to Lender (or if such transaction is with another financial institution, all upon terms and subject to such conditions as shall be approved by Lender in writing).

  (b)          Borrower hereby acknowledges that prepayment, acceleration, reduction, increase or any other change in the terms of the Loan will not permit the Borrower to alter the notional amount of the Interest Rate Swap Agreement or otherwise affect the Borrower’s obligation to continue making payments to Lender under the Interest Rate Swap Agreement, which shall remain in full force and effect until the Loan is fully satisfied; provided, however, (i) if the notional amount of the Interest Rate Swap Agreement exceeds the outstanding balance of the Loan as a result of a prepayment, repayment, reduction or other change in the terms of the Loan in accordance with the terms and conditions of this Agreement or any of the other Loan Documents (individually and collectively, the “Reduction”), the Counterparty (as defined below) may, with prior notice to the Lender, reduce the notional amount of the Interest Rate Swap Agreement by a pro rata amount to reflect the amount of the Loan outstanding, or that will be outstanding, as a result of the Reduction and any amount payable under the Interest Rate Swap Agreement as a result of such reduction in the notional amount shall be paid by Borrower at the same time as the prepayment or repayment of the Loan in accordance with the terms of the Note; and (ii) if there is an acceleration of the Loan due to an Event of Default under the Loan Documents, or the security afforded by the Loan Documents becomes enforceable as a result of an Event of Default without a related acceleration of the Loan, Counterparty may terminate the

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Interest Protection Swap Agreement upon prior notice to the Lender. Upon the occurrence of any such event described in (i) or (ii) above, Borrower may be required, at Lender’s sole discretion, to purchase a replacement Interest Rate Swap Agreement (at Borrower’s sole cost and expense) with an Acceptable Counterparty and which otherwise complies with the terms and conditions of this Section 8.21, and maintain such replacement Interest Rate Swap Agreement in effect until the Loan is fully satisfied.

  (c)          The Interest Rate Swap Agreement shall be maintained throughout the term of the Loan with (x) any counterparty to, or issuer of, an Interest Rate Swap Agreement, other than Borrower (or an affiliate of Borrower), that has and shall maintain until the expiration of the applicable Interest Rate Swap Agreement, a long-term unsecured debt rating acceptable to Lender (the “Counterparty Ratings Requirement”), and is otherwise acceptable to Lender in Lender’s sole and absolute discretion, or (y) Lender (or an affiliate of Lender, or their successors-in-interest) (each of (x) and (y) are individually referred to herein as “Counterparty” or “Acceptable Counterparty”, as context requires). If the Counterparty (other than Lender) of the Interest Rate Swap Agreement thereafter fails to meet the Counterparty Ratings Requirement, Borrower shall obtain a replacement Interest Rate Swap Agreement from an Acceptable Counterparty at Borrower’s sole cost and expense within fifteen (15) days of notice by Lender or Borrower obtaining knowledge that the Counterparty (other than Lender) is unable to meet the Counterparty Ratings Requirement.

  (d)          Borrower shall collaterally assign its interests in the Interest Rate Swap Agreement to Lender pursuant to a pledge and assignment thereof (the “Assignment of Interest Protection Agreement”) in a form acceptable to Lender, which shall include an assignment of all of Borrower’s right, title and interest to receive any and all payments under the Interest Rate Swap Agreement (and any related guarantee, if any) and shall deliver to Lender a counterpart of such Assignment of Interest Rate Swap Agreement executed by Borrower and by Counterparty and notify the Counterparty (if other than Lender or an affiliate of Lender) of such collateral assignment (either in such Interest Rate Swap Agreement or by separate instrument). At such time as the Loan is repaid in full, all of Lender’s right, title and interest in any Interest Rate Swap Agreement shall terminate and Lender shall upon written request execute and deliver, at Borrower’s sole cost and expense, such documents as may be required to evidence Lender’s release of the Assignment of the Interest Rate Swap Agreement and to notify the of such release.

  (e)          Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Swap Agreement. All amounts paid by Counterparty under the Interest Rate Swap Agreement to Borrower or Lender shall be deposited immediately with Lender to be applied in accordance with the terms of this Agreement, the Note and the other Loan Documents. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Swap Agreement in the event of a default by Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

  (f)          In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Swap Agreement as and when required hereunder, or fails to maintain such agreement in accordance with the terms and provisions of this Mortgage, Lender may purchase the Interest Rate Swap Agreement and the cost incurred by Lender in purchasing the Interest

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Rate Swap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

8.23 - Secondary Financing; Additional Debt/Subordination.

  (a)          No secondary financing by Borrower of any kind shall be permitted without Lender’s prior written consent, to be given or withheld in Lender’s sole discretion. Any secondary financing obtained by the Borrower and/or secured by the Property or any other business assets or any part thereof or interest therein without such consent shall be a default under the Loan Documents causing, at Lender’s option, the entire amount of the Loan and all other indebtedness of the Borrower to Lender to be immediately due and payable.

  (b)          (i) All inter-company receivables; (ii) all inter-company loans; and (iii) all loans from the Borrower to its members or shareholders are subordinated in favor of Lender and to the lien of this Mortgage. Any repayment agreement executed in connection with the foregoing obligations shall be subject to Lender’s approval, in its sole discretion.

8.24 – Assignment of Mortgage in Lieu of Discharge. Upon payment in full of the Loan and Borrower’s written request, Lender agrees to execute and deliver to Borrower (or its designee) an assignment of the Mortgage in recordable form, provided, however, that such assignment shall be without recourse to Lender and Borrower shall pay Lender’s costs (including reasonable attorney’s fees) incurred in connection with the delivery of such assignment.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Loan Agreement as of the day and year first above written.

LENDER:

PEOPLE’S UNITED BANK,
a federal savings bank

By:	/s/ Rosalind Rubin
Name:	Rosalind Rubin
Its:	Vice President

BORROWER:

ARC NYKNGHW001, LLC,
a Delaware limited liability company

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory

ARC NYKNGHW002, LLC,
a Delaware limited liability company

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory

ARC NYKNGHW003, LLC,
a Delaware limited liability company

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory

GUARANTOR:

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Its:	Authorized Signatory

Loan Agreement

SCHEDULE A

SCHEDULE B

AMENDED AND RESTATED PROMISSORY NOTE

SCHEDULE C

RENT ROLL